Exhibit 10.169

Rider to the Lease dated as of June 2, 2017, by and between CAROLYN HOLDINGS, LLC, as Owner, and TWINLAB CONSOLIDATED HOLDINGS, INC., as Tenant.

41.	Inconsistencies.

In the event of any conflict or inconsistency between the provisions of this Rider and the printed form of this Lease, the provisions of this Rider shall govern and control. Nevertheless, to the greatest extent possible, the provisions of this Rider shall be construed to be in addition to, and not in limitation of, the provisions of the printed form of this Lease.

42.	Term.

The term of this Lease shall commence on June 2, 2017 (the “Commencement Date”), and expire on June 1, 2021 (the “Term”), or until such Term shall sooner cease and expire as hereinafter provided. The first year of the Term and the second year of the Term may be referred to, respectively, as the “First Lease Year,” and “Second Lease Year” and so forth for the following years, and each such period may be referred to as a “Lease Year.”

43.	Rent.

a.     During the Term of this Lease, Tenant shall pay to Owner, without any set-off or deduction whatsoever, in advance on the first day of each and every month of the Term, fixed rent (also referred to as “Minimum Base Rent”) at the following annual rates:

i.     during the First Lease Year commencing on the Commencement Date, Two Hundred Sixty Thousand and 00/100 Dollars ($260,000.00) in equal monthly installments of Twenty One Thousand Six Hundred Sixty Six and 67/100 Dollars ($21,666.67) each;

ii.     during the Second Lease Year, commencing on the first day of the Second Lease Year, Two Hundred Sixty Seven Thousand Eight Hundred and 00/100 Dollars ($267,800.00) in equal monthly installments of Twenty Two Thousand Three Hundred Sixteen and 67/100 Dollars ($22,316.67) each.

iii.     during the Third Lease Year, commencing on the first day of the Third Lease Year, Two Hundred Seventy-five Thousand Eight Hundred Thirty-four and 00/100 Dollars ($275,834.00) in equal monthly installments of Twenty Two Thousand Nine Hundred Eighty Six and 17/100 Dollars ($22,986.17) each.

iv.     during the Fourth Lease Year, commencing on the first day of the Fourth Lease Year, Two Hundred Eighty-four Thousand One Hundred Nine and 00/100 Dollars ($284,109.00) in equal monthly installments of Twenty Three Thousand Six Hundred Seventy Five and 75/100 Dollars ($23,675.75) each.

b.     All payments of rent shall be made by Tenant to Owner without notice or demand, at such place as Owner may from time to time designate in writing. The extension of time for payment of any installment of rent, or the acceptance by Owner of any money other than current legal tender of the United States of America shall not be deemed a waiver of the rights of Owner to insist upon having all other payments of rent made in the manner and at the time herein specified.

c.     All charges, taxes and assessments, together with such other sums as are payable by Tenant pursuant to the terms of this Lease, shall constitute additional rent, may be referred to as rent, shall be due and payable as rent under this Lease at the time and in the manner herein provided, and in the event of the nonpayment of same by Tenant, Owner shall have all the rights and remedies with respect thereto as Owner has for the nonpayment of the rent herein.

d.     Except as may expressly be provided in this Lease, this Lease, including the rent herein specified, shall be absolutely net to Owner, and all costs, expenses and obligations of every kind relating to or arising in connection with the demised premises which may arise or become due during the Term of this Lease shall be paid by Tenant.

e.     In the event Tenant shall fail to pay in good funds any installment of minimum fixed rent or any additional rent on or before the seventh (7th) day after same is due, in order to partially defray Owner’s administrative expenses resulting therefrom which Tenant acknowledges shall be difficult to measure, Tenant shall pay to Owner a late charge of $75.00 per day computed from the first day on which said rent or additional rent shall be due until the date on which payment is made. This late charge shall be deemed additional rent and shall, at Owner’s option, be added to the rent for the month in which the rent shall be due. The demand for and collection of the aforesaid late charges shall in no way be construed as a waiver of any and all remedies that Owner may have, either by summary proceedings or otherwise, in the event of a default in payment of rent. Notwithstanding anything herein to the contrary, Tenant shall not be obligated to pay any late charge or interest the first two (2) times in any calendar year Tenant is late in payment of rent, provided Tenant makes any such late payment within five (5) business days of written notice from Owner.

f.     In the event any check delivered by Tenant to Owner shall be dishonored for any reason when presented for payment, in addition to any other charges for which Tenant may be liable under this Lease on account of the non-payment of the item of rent for which the check was delivered, Tenant shall pay to Owner One Hundred Dollars ($100.00) on each occasion a check shall be dishonored. This charge shall be deemed additional rent and shall, at Owner’s option, be added to the rent for the month in which the rent shall be due. The demand for and collection of the aforesaid charges shall in no way be construed as a waiver of any and all remedies that Owner may have, either by summary proceedings or otherwise, in the event of a default in payment of rent.

44.	Taxes.

a.     For purposes of the within Lease,

i.     “Taxes” shall mean all taxes, assessments, special or otherwise, excises, levies, license and permit fees, sewer rents, rates and charges, water charges, county taxes, school taxes, town taxes, village taxes, or any other governmental charge of a similar or dissimilar nature, whether general, special, ordinary or extraordinary, foreseen or unforeseen, of any kind or nature whatsoever, which may be levied, assessed, confirmed, imposed upon, grow out of, become due or payable out of or in respect of the tax lot of which the demised premises is part, including all improvements thereon, or any part thereof or any appurtenance thereof, by any taxing authority having jurisdiction thereover. The foregoing, however, shall not include the federal or state income taxes of the Owner (except as provided hereinbelow due to a change in the method of taxation or taxing authority). If at any time during the Term of this Lease the methods of taxation shall be altered so that in lieu of or as an addition to the whole or any part of the taxes, assessments, levies, impositions, or charges now or hereafter levied, assessed or imposed, there shall be levied, assessed or imposed a tax, assessment, levy, imposition, charge or license fee, however described or imposed, then all such taxes, assessments, levies, impositions, charges or license fees shall be deemed to be Taxes. “Taxes” shall also include all taxes and assessments levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from the demised premises to the extent same shall be in lieu of, in addition to, or a substitute for, all or a portion of any of the aforesaid taxes or assessments upon or against the demised premises or the tax lot of which the demised premises is part, including any improvements thereon. If, due to a future change in the method of taxation or in the taxing authority, a franchise, license, income, transit, profit, or other tax, fee, or governmental imposition, however designated, shall be levied, assessed or imposed against Owner, the lands or buildings, or the rent or profit therefrom, in lieu of, or in addition to, or as a substitute for, all or any part of said Taxes, then such franchise, license, income, transit, profit, or other tax, fee, or governmental imposition shall be deemed to be included within the definition of Taxes for the purpose hereof.

ii.     “Tax” shall mean any of the Taxes.

iii.     “Tax Period” shall mean the one (1) year period for which a Tax is assessed.

b.     Tenant shall pay to Owner, within ten (10) days after demand, all Taxes assessed for any period falling wholly or partially within the Term of this Lease; Taxes shall be apportioned by the Owner for the periods falling partially within and partially without the Term of this Lease on the basis of the lien period for which assessed.

c.     At Owner’s option, Tenant shall pay to Owner, with each monthly installment of minimum fixed rent, commencing with the next monthly installment of minimum fixed rent, a sum equal to one-twelfth (1/12) of all the annual amount of each Tax next coming due as determined by Owner, which such sums shall be adjusted by Owner periodically to reflect actual increases or decreases in such Tax next coming due, so that on the next date on which any installment of such Tax shall be due, Owner shall have previously collected from Tenant sufficient sums on account of such Tax to enable Owner to pay as and when same is due. If the actual amount of a Tax is unknown, then Owner may estimate the amount of the monthly installment on account of such Tax based upon the amount of the Tax assessed for the immediately preceding period and, upon discovering the actual amount of such Tax, Owner may make appropriate adjustments to the amount of such monthly installments. If at any time Owner shall determine that the amount collected or estimated to be collected from Tenant on account of the next installment of a Tax shall be deficient, then Tenant shall deposit with Owner within ten (10) days of demand therefor, the amount of such deficiency.

d.     Tenant shall not institute or prosecute any proceeding, action or claim seeking reduction of the assessed value, tax rate or taxes pertaining to the property of which the demised premises is part. Nothing herein contained shall be construed to obligate Owner to commence, prosecute or continue any Tax protest or proceeding and the terms and provisions of the resolution thereof, whether by judgment, settlement or otherwise, shall be in the sole discretion of the Owner. In the event Owner shall recover any Taxes for any period during the Term, provided that no event has occurred or is continuing which either immediately or with the lapse of time, or with notice, or both constitutes a default under this Lease, Owner shall pay to Tenant from the recovery after deduction of all costs and expenses, including attorneys’ fees, the net amount of the recovery to the extent Tenant has previously paid same; if such recovery covers a period falling partially within and partially without the Term, then the amount payable to Tenant hereunder shall be apportioned on such basis. A statement of Owner’s tax certiorari counsel of the amounts due Tenant hereunder shall be binding and conclusive.

e.     Tenant shall also pay to Owner, promptly upon demand and before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all taxes, excises, levies, license and permit fees and other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which at any time during the Term of this Lease may have been or may be assessed, levied, confirmed, imposed upon, or grow or become due or payable out of or in respect of, or become a lien on (1) the rent and income received by Tenant from any subtenant or other occupants of the demised premises, (2) franchises which may be appurtenant to the demised premises, (3) this transaction, or (4) any document to which Tenant is party creating or transferring an interest or estate in the demised premises.

f.     Tenant shall be responsible for and shall pay, before delinquency, all municipal, county, state and federal taxes assessed during the Term of this Lease against any personal property of any kind owned by or placed in, upon or about the demised premises by Tenant.

45.	Operating Expenses

a.     Tenant shall pay Owner, as additional rent, within ten (10) days after demand therefor, all Operating Expenses.

b.     For the purposes of this Lease, “Operating Expenses” shall include any and all costs and expenses of every kind and nature, whether foreseen or unforeseen, required or desired, suggested or recommended, as may be paid or incurred by Owner, in its commercial reasonable discretion, during the Term of this Lease (including appropriate reserves) in connection with the operation, maintenance, repair, replacement or improvement of the demised premises, including the costs and expenses associated with parking areas, driveways, pavements, curbs, sidewalks, loading docks, landscaping, and pavements, exterior lighting, utility, sewer, drainage, cesspool and water lines, storm drains and storm water controls, facias, leaders, gutters, sprinkler and fire alarm systems, facades, signs, pylons, walls, foundations, roofs, decking, cleaning, painting, repaving, paving, sweeping, striping, sanding, removing, planting, equipment, tools, machinery and supplies, wages and benefits of workers, insurance, and fees, conformance and compliance with statutes, ordinances, rules, regulations, and orders of all authorities having jurisdiction, and fire and all-risk property, general liability, rental interruption, workers compensation and disability insurances.

c.     At Owner’s option Tenant shall pay with each monthly installment of minimum fixed rent one-twelfth (1/12) of annual Operating Expenses; the annual Operating Expenses may be estimated by Owner based upon prior years’ Operating Expenses, adjusted to include prospective expenses that are anticipated to be incurred during the current year. Such estimate shall be adjusted by Owner periodically as Owner deems necessary to reflect increases or decreases in the Operating Expenses; once a year (which may or may not coincide with the anniversary of the Commencement Date), and upon termination of this Lease, Owner shall calculate the difference between the actual Operating Expenses for the immediately preceding year (or portion thereof immediately preceding the termination of this Lease) and the sums paid by Tenant for such Operating Expenses and shall either credit Tenant for any excess paid provided Tenant is not in default of this Lease or render an invoice to Tenant for such deficiency due which shall be paid by Tenant to Owner ten (10) days thereafter.

46.	Owner’s Insurance.

a.     Owner shall, during the entire Term of this Lease, provide and keep in force for the benefit of Owner and Tenant, casualty, fire and extended coverage, vandalism, malicious mischief, water damage and sprinkler leakage insurance on all of the demised premises in an amount equal to 100% of the replacement value thereof, without co-insurance. The proceeds of such policies shall be used by Owner in repairing and restoring the items covered. The policy must include a waiver of subrogation in favor of the Tenant. Tenant shall reimburse Owner promptly on demand an amount equal to the Owner’s costs and expenses of all insurance maintained with respect to the demised premises, including all risk casualty insurance with extended coverage and liability coverage.

b.     If Owner should so request, Tenant shall deposit with Owner all amounts necessary to procure such insurance at least thirty days in advance of the date insurance payments are due.

c.     Tenant shall cooperate with Owner, and any mortgagee, in connection with the collection of any insurance monies that may be due in the event of loss and shall execute and deliver instruments that may be required for the purpose of facilitating the recovery by Owner or a mortgagee of any such insurance monies.

d.     Nothing herein contained shall be construed to relieve Tenant of its responsibility for increases in insurance costs pursuant to paragraph 6 (entitled “Requirements of Law, Fire Insurance, Floor”) hereof.

47.	Tenant’s Insurance.

a.     Tenant shall, during the entire Term of this Lease, provide and keep in force for the benefit of Owner and Tenant, and others hereafter designated by Owner from time to time, to the satisfaction of Owner, the following policies of insurance covering the demised premises, including all fixtures, appurtenances and installations of personal property thereat:

i.     Comprehensive general liability insurance fully protecting and naming Owner and Tenant, and such other persons as Owner may designate from time to time, as additional named insureds, including personal injury liability coverage, broad form property damage coverage, and broad form blanket contractual liability coverage, with limits of not less than Five Million Dollars ($5,000,000.00) per occurrence and in the aggregate. Tenant shall name Landlord as additional insured via the CG 2010 (07/14) additional insured endorsement.

ii.     Fire and extended coverage, vandalism, malicious mischief, water damage and sprinkler leakage insurance on all of Tenant’s personal property, fixtures, improvements, additions, betterments, repairs, alterations, and the like, in an amount equal to 100% of the replacement value thereof, without co-insurance. The proceeds of such policies shall be held in trust by Tenant for use in repairing and restoring the items covered. The policy must include a waiver of subrogation in favor of the Landlord.

iii.     Rent or rental value insurance against loss of rent or rental value due to fire, or other casualty, including extended coverage endorsement, in an amount equal to one (1) year of annual rent, including all items of additional rent.

iv.     Workers Compensation Insurance including employer’s liability insurance as required by statute. It must include a waiver of subrogation in favor of Landlord.

v.     If the Tenant will be doing any manufacturing, storing of raw or finished product, and/or maintaining above ground, or underground storage tanks, the Tenant shall maintain environmental liability coverage with a limit of $3,000,000. The maximum retention allowable is $25,000 per claim. Upon termination of this Lease, the Tenant shall purchase an extended reporting period of no less than three years. Tenant shall name Landlord as additional insured via the CG 2010 (07/14) additional insured endorsement.

vi.     Such other types of insurance and such additional amounts of insurance as, in Owner’s reasonable judgment, are necessitated by good business practice.

b.     During the period of the performance of any Work (as defined herein), Tenant shall provide and keep in force for the benefit of Owner and others hereafter named by Owner from time to time, insurance against loss or damage by fire, lighting and other casualties customarily insured against, with a uniform standard extended coverage endorsement, including insurance covering improvements under construction, such insurance to be on an “all risk”, non-reporting basis and in an amount not less than the full replacement value of the demised premises (including all fixtures therein, appurtenances and improvements thereto), which such policy shall name as a loss payee such persons as Owner may designate from time to time.

c.     All insurance shall contain endorsements to the effect that such policies will not be modified, altered or canceled without at least thirty (30) days prior written notice to Owner, except in the instance of non-payment, without at least ten (10) days prior written notice to Owner, and that the act or omission of Tenant will not invalidate the policy as to Owner or such mortgagee.

d.     All policies shall be taken in the amounts herein provided with responsible companies authorized to do business in the State of New York which have ratings by Best’s Insurance Guide of A+:XV or higher, shall be in such form and of such content as Owner may approve, and shall be considered primary in relation to any insurance policies maintained by Owner. Upon request from time to time, Tenant shall deliver to Owner a true and complete copy of each such policy.

e.     The insurance required of Tenant hereunder may be effected by blanket policies issued to Tenant covering the demised premises and other properties owned or leased by Tenant, provided that the policies otherwise comply with the provisions hereof and allocate to the demised premises the specified coverage, without possibility of reduction or coinsurance by reason of, or damage to, any other premises named therein, and if the insurance required hereby shall be effected by any such blanket policies, Tenant shall furnish to Owner certificates of insurance satisfactory to Owner, showing the insurance afforded by such policies applicable to the demised premises. Upon request from time to time, Tenant shall deliver to Owner a true and complete copy of each such policy.

f.     All policies shall be obtained by Tenant and certificate thereof shall be delivered to Owner prior to the commencement of the Term hereof, except in the instance of the insurance to be maintained pursuant to paragraph (b) above, ten (10) days prior to the commencement of the Work, together with evidence of the payment of premiums by stamping or otherwise. Upon request of Owner from time to time, Tenant shall deliver to Owner true, accurate and complete original counterparts of each such policy.

g.     Thirty (30) days prior to the expiration of any policy or policies of such insurance, Tenant shall pay the premium of renewal insurance and shall deliver to Owner, within the said period of time, certificates for the renewal policies with evidence of payment of premiums by stamping or otherwise. If such premiums or any of them shall not be so paid and the certificates shall not be so delivered to Owner at least twenty (20) days prior to the expiration of any of such policies, Owner may, upon five (5) days written notice (or no notice upon such ten (10) days written notice of Tenant’s non-payment as set forth in subsection (c) above), procure and/or pay for the same, and the amount so paid by Owner, with interest thereon at the Interest Rate (as defined herein) from the date of payment, shall become due and payable by Tenant immediately as additional rent, it being agreed that payment by Owner of any such premium shall not be deemed to waive or release the default in payment thereof by Tenant or the right of Owner to take such action as may be permissible hereunder as in the case of default in the payment of rent.

h.     Tenant shall not violate or permit to be violated any of the conditions or provisions of any said policies or any insurance policies maintained by Owner and Tenant shall comply with the requirements of any company issuing said insurance, whether maintained by Owner or Tenant, in order to keep said insurance in full force and effect. In the event that any policy required to be maintained by Tenant shall be canceled for non-compliance by Tenant, Tenant shall procure forthwith a substitute policy in form and content satisfactory to Owner.

48.	Utilities.

a.     Tenant shall, at its sole cost and expense, pay, prior to the imposition of any penalty or late charge, all charges for gas, oil, fuel, steam, sewer, electricity, telephone, heat, air conditioning, ventilation, refuse pickup, janitorial and maintenance service, security and all other utilities, materials, supplies and services consumed, furnished, used or made available in, at or upon the demised premises during the Term of this Lease, together with all taxes thereon, if any. Should Owner elect to supply any utility or service used or consumed in or at the demised premises, Tenant shall pay Owner for same, promptly after demand therefor. Tenant shall keep and maintain in good repair all utility meters measuring utilities and services consumed at the demised premises. Tenant shall establish accounts in Tenant’s name with the utility companies responsible for supplying utilities to the demised premises and Tenant shall be responsible for all deposits required by the utility companies to establish such accounts.

b.     Owner shall not be required to furnish any utility service to the demised premises, including heat, electricity, gas, oil, sewer and water; Owner shall have no responsibility for any failure in the supply of water, fuel, electricity or other utility, and there shall be no abatement in rent or any liability on the part of Owner for any failure in the supply of water, fuel, gas, electricity or other utility.

49.	Use and Occupancy.

a.     Tenant will not at any time use or occupy the demised premises in violation of this Lease or the certificate of occupancy or equivalent issued for the demised premises, nor will Tenant use or permit the use of the demised premises contrary to any covenants, easements or restrictions now of record affecting the demised premises, to any covenants, easements or restrictions hereafter of record affecting the demised premises (provided same do not materially adversely affect the use of the demised premises by Tenant for the purposes expressly permitted under this Lease), or to any applicable statute, ordinance or regulation of any federal, state, county or municipal authority having jurisdiction thereover.

b.     Tenant accepts the demised premises and this Lease is subject and subordinate to (1) any covenants, easements, restrictions and agreements of record and zoning regulations of the municipality within which the demised premises lies, and (2) to any covenants, easements, restrictions and agreements hereafter granted provided same do not materially adversely affect Tenant’s use or enjoyment of the demised premises. Tenant further agrees, at the request of Owner at any time during the Term hereof, to execute any and all instruments to effect subordination to any such encumbrance.

c.     Tenant accepts the demised premises and this Lease is subject to (1) all laws, regulations, and ordinances, including laws, regulations and ordinances relating to planning, zoning, building and environmental matters, affecting the use, occupancy, or improvement of the demised premises now or hereafter adopted or imposed by any governmental body having jurisdiction; (2) any state of facts an inspection and an accurate survey of the demised premises and the surrounding environs may reveal and any changes thereto hereafter arising; (3) violations, if any, now or hereafter existing of all governmental authorities having jurisdiction of the demised premises; Tenant represents and warrants that it has fully investigated the state of facts and circumstances pertaining to each of the foregoing. Tenant acknowledges that no representation or warranty of any kind or nature, whether express or implied, has been or shall be made by Owner or relied upon by Tenant (A) pertaining to any of the foregoing, (B) concerning the use of the demised premises, the suitability or adequacy of the demised premises for Tenant’s business or the compliance of the demised premises or the Tenant’s use thereof with any applicable law, regulation or ordinance, including any planning, zoning, building or environmental law, regulation or ordinance, or any certificate, permit or license issued or maintained or required to be issued or maintained thereunder, or (C) the existence of any certificate, permit or license required or desired to be issued or maintained by any governmental authority having jurisdiction over the demised premises, the use thereof or the occupancy thereof. Owner shall have no liability or responsibility for any matter arising out of or in connection with any of the foregoing and Tenant shall indemnify and hold harmless Owner from any claims, suits, damages, liabilities, penalties, fines and expenses arising out of or in connection with any of the foregoing. The indemnification obligation of Tenant as set forth above shall not be limited in any way by any limitation on amount or type of damages, compensation, or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, or other employee benefit acts.

d.     Owner, without additional charge to Tenant, agrees to leave in place for use by Tenant (as a licensee during the term of this Lease) all of the existing furniture, furnishings and equipment in or at the demised premises, all as more particularly set forth in Schedule B attached hereto and made a part hereof (collectively, the “FF&E”) as of the Commencement Date. Tenant, at Tenant’s sole cost and expense, shall maintain all of the FF&E in normal operating condition and repair (ordinary wear and tear excepted) all of the FF&E to normal operating condition and not remove any FF&E from the demised premises as it exists on the Commencement Date, without prior written consent of Owner. Unless Owner and Tenant agree in writing otherwise, the FF&E is and shall remain the sole and exclusive property of Owner and Tenant shall return all of the FF&E to Owner at the end of its term in normal operating condition and repair any of the damaged FF&E (ordinary wear and tear excepted) to normal operating condition but in no event shall Tenant be required to replace any equipment that has broken down due to natural deterioration. Any new equipment purchased by Tenant shall remain Tenant’s sole property. Tenant acknowledges that no representations with respect to the condition or utility of any item of the FF&E (or its sufficiency for its intended use), has been made by Owner to Tenant, and Tenant is relying on its own inspection and investigation and agrees to accept such FF&E in its “AS IS WHERE IS” condition as of the Commencement Date. During the term of this Lease, Tenant shall be required to repair and maintain the FF&E in accordance with the provisions of this Lease. Owner shall have no liability to Tenant on account of any malfunction, stoppage, breakage or failure of any of the FF&E to perform for their intended use or for the inability of Tenant to use any of the FF&E, and Owner shall have no liability to Tenant for any loss or damage incurred by Tenant arising out of any such malfunction, stoppage, breakage, failure or the inability of use. Except for the FF&E, Owner shall have no obligation to furnish or provide any other equipment, cabling, furniture or other personal property or otherwise to the demised premises.

50.	Condition of Demised Premises.

a.     Tenant has examined the demised premises and is familiar with the physical condition thereof. Owner, and anyone in Owner’s behalf, has not made and does not make any representations, express or implied, about the demised premises as to the physical condition, expenses, operations, taxes, water, sewer charges, or the amounts thereof, the fitness for use, occupation or a particular purpose, or any other matters. Tenant accepts the demised premises in an “AS IS” condition, with all faults and without representation or warranty, express or implied (all of which Owner disclaims), including as to quality, layout, area/footage, physical condition, operation, compliance with specifications, absence of latent defects, compliance with laws and regulations (including those relating to health, safety or the environment, and the federal Americans with Disabilities Act (“ADA”) or any state or local accessibility standards), fitness for any particular use or merchantability, or any other matter whatsoever affecting or relating to the demised premises; without limiting the foregoing, Owner has not made and does not make any representation or warranty regarding the presence or absence of any hazardous materials on, under or about the demised premises or any adjacent real property or the compliance or non-compliance of the demised premises with the comprehensive environmental response, compensation and liability act, the resource conservation recovery act or any other federal, state or local statute, law, ordinance, code, rule or regulation relating to or imposing obligations, liability or standards of conduct concerning any hazardous materials, including the presence, use, transportation, storage, disposal, treatment or remediation thereof. Owner shall not be liable nor bound by any verbal or written statements, representations, real estate broker set-ups, or information pertaining to the demised premises furnished by any real estate broker, agent, employee, servant or any other person, firm or corporation.

b.     Owner shall not be required to perform any work, supply any materials or incur any expense with respect to the demised premises.

c.     Tenant shall not be entitled to any abatement or reduction of rent or additional rent, or to make any claim for partial or total eviction, actual or constructive, interference with or disruption of business or use of the demised premises, loss of profits, or direct or consequential damages, by reason of or arising from any defects pertaining to the demised premises, any repairs or replacements heretofore or hereafter made, any interference with Tenant’s operations, or any other matter or thing, or cause arising from or in connection with the subject matter of this paragraph.

51.	Maintenance, Repairs and Replacements.

a.     Owner shall not be required to make any repairs, replacements or improvements of any kind upon, or to maintain, the demised premises.

b.     At its sole cost and expense, Tenant shall, throughout the Term of this Lease, take good care of the demised premises, the fixtures and appurtenances thereto and the parking lots and sidewalks about the demised premises, including all structures, improvements, betterments, landscaping, utility and sewage equipment, devices and lines, heating, ventilating, air conditioning equipment, fixtures and systems (together, the “HVAC Systems”), electrical, and all plumbing equipment, fixtures and systems, roof, roof decking, foundations, load bearing and non-load bearing walls, slabs, loading docks, drainage, lighting, and all appurtenances, fixtures and other facilities used or useful in connection with the use, operation or occupancy of the demised premises and all alterations and additions thereto and restorations and replacements thereof, and Tenant shall make, at its sole cost and expense, all repairs, replacements, and restorations thereto, including structural repairs, replacements and restorations, as and when appropriate or required by Owner to preserve same in good working order and condition, whether such repairs, replacements or restorations are ordinary or extraordinary or foreseen or unforeseen. For the avoidance of doubt, Tenant expressly acknowledges and agrees that Tenant shall be responsible, at Tenant’s sole cost and expense, for the maintenance, repair, and replacement of the HVAC Systems.

c.     Tenant shall not be entitled to any abatement or reduction of rent or additional rent, or to make claim for partial or total eviction, actual or constructive, or interference with or disruption of business or use of the demised premises, or make any claim for damage to property, by reason of or arising from the condition of the demised premises at any time, any repairs or replacements made by or on behalf of Owner, or any other matter, thing, or cause, all of which are expressly waived by Tenant.

52.	Alterations and Changes.

a.     Tenant shall not make nor suffer any changes, alterations, additions or improvements, or install any fixtures or personal property or equipment in or to the demised premises (in each instance, “Work”), including readying the demised premises for Tenant’s use and occupancy, without the prior written consent of Owner, such consent not to be unreasonably withheld with respect to Nonstructural Alterations.

b.     Prior to Tenant commencing any Work in, at or upon the demised premises, in each instance, Tenant shall: (i) submit to Owner plans and specifications therefore (the “Plan”) and obtain Owner’s approval thereof; (ii) procure and submit to Owner all applicable permits, approvals, and the like from all governmental and quasi-governmental authorities having jurisdiction over such matters; (iii) procure from all contractors and subcontractors and submit to Owner evidence of worker’s compensation insurance and general liability and personal injury and property damage insurance in an amount not less than $2,000,000.00 combined, single occurrence, naming Owner, all mortgagees of the demised premises and Tenant as additional insureds, and otherwise in form and substance satisfactory to Owner; (iv) procure and submit to Owner, (A) a fixed sum contract duly executed, in assignable form, made with a reputable and responsible contractor approved by Owner, providing for completion of all work, labor and material necessary to complete Tenant’s Work in accordance with the Plan, (B) an assignment, without assumption, of the contract so furnished, which shall be duly executed and acknowledged by Tenant and by its terms shall be effective upon any termination of this Lease or upon Owner’s re-entry upon the demised premises following default by Tenant prior to the complete performance of such contract, such assignment shall also include Owner’s right to the benefit of all payments made on account of said contract including payments made prior to the effective date of such assignment; (v) in the event Owner determines that the cost of removing the Work and restoring the demised premises or any portion thereof at the expiration or termination of this Lease to its original condition, including the removal of installations of personal property, will exceed Ten Thousand and 00/100 Dollars ($10,000.00), procure and submit to Owner either (A) a surety bond or guaranty for the payment for and performance of the removal and restoration, which bond or guaranty shall be in form and substance satisfactory to Owner and shall be signed by a surety or sureties or guarantor, as the case may be, acceptable to Owner, or (B) a sum of money determined by Owner to be sufficient to serve as additional security for removal and restoration as may be required under this Lease subject to all of the conditions contained in this Lease, which sum shall be held in escrow by Owner until removal or restoration has been satisfactorily completed and paid for and release of liens in form satisfactory to Owner have been received from each contractor, subcontractor of every tier, materialman, laborer, architect and engineer engaged, employed or otherwise connected with the removal or restoration. The coverages maintained by the contractor shall meet the same requirements as set forth for the Tenant. The contractor and its subcontractors shall maintain workers compensation insurance as required by statute which will include a waiver of subrogation in favor of both the Landlord and its Tenant. The general liability insurance maintained by contractors shall provide coverage for both ongoing and completed operations. The completed operations coverage shall be maintained for a period of three (3) years upon completion of the project. The contractor shall provide additional insured status for Tenant via the CG 2033 completed operations endorsement and the CG 2037 ongoing operations endorsement.

c.     Any change, alteration or installation shall, when completed, be of such a character so as not to reduce the value of the demised premises below its value immediately before such change, alteration or installation, and no change, alteration or installation shall, at any time, be made which shall impair the structural soundness of the demised premises or diminish the value thereof or render it unfit.

d.     Tenant shall pay to Owner, upon presentation of invoices therefor, Owner’s and its mortgagee’s reasonable architectural, engineering and legal costs and expenses in connection with the review and inspection of the Plan, the Work or any of the documents provided to Owner hereunder.

53.	Mechanics Liens.

a.     If a notice of a mechanic’s or other lien be filed against the demised premises, the leasehold interest therein or the land thereat for labor or material alleged to have been furnished at the demised premises or the building to or for Tenant or to or for someone claiming under Tenant, then Tenant shall, at its sole cost and expense, cause such lien to be canceled and discharged of record within thirty (30) days after the filing thereof. To the fullest extent permitted by law, Tenant shall defend, indemnify and hold harmless Owner from and against any and all claims, suits, proceedings, obligations, liabilities, damages, losses, penalties, fines, costs and expenses, including reasonable counsel fees, resulting from, by reason thereof or in connection with said lien or the failure of Tenant to comply with the provisions of this paragraph. If Tenant shall fail to cause such lien to be canceled and discharged within said thirty (30) days, then, in addition to any other rights and remedies of Owner, Owner may pay the amount of such lien or discharge it by deposit or by bonding proceedings. Owner may require the lienor to prosecute an appropriate action to enforce the lienor’s claim and, in such case, Owner may pay any judgment recovered on such claim.

b.     Nothing contained in this Lease shall authorize Tenant to do any act which shall in any way encumber the demised premises or the interest of Owner therein; the interest of Owner herein shall in no way be subject to any claim by way of lien or encumbrance, whether claimed by operation of law or by virtue of any expressed or implied contract by the Tenant. Any claim to a lien upon the demised premises or any interest therein arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall in all respects be subject to the paramount title and rights of Owner in and to the demised premises.

54.	Additional Provisions Pertaining to Repairs, Replacements, Changes, Alterations and Installations.

a.     Any repair, replacement, change, alteration or installation by or on behalf of Tenant shall proceed diligently and be promptly completed (unavoidable delays excepted), in good and workmanlike manner utilizing new, first class materials, and strictly in compliance with the Plan, if any shall be required, and with all applicable permits, ordinances, orders, rules and regulations and requirements of all federal, state and municipal and local governments, departments, commissions, boards and officers, and the orders, rules and regulations of the National and State of New York Board of Fire Underwriters or any other body hereafter exercising similar functions. Tenant shall procure, at its own cost and expense, all certificates as required by law and deliver to Owner copies of same prior to making any such repair, replacement, change, alteration or installation and upon completion thereof.

b.     All electrical work shall be performed by a reliable and licensed electrical contractor who shall provide general liability and personal injury and property damage insurance certificates, in form and substance satisfactory to Owner, for the mutual benefit of Owner and such other persons as Owner may designate from time to time, and Tenant, prior to the commencement of any such electrical work.

c.     Owner may, at any time and from time to time, in addition to any other right of access given to Owner, enter the demised premises with one or more engineers or architects of Owner’s selection to determine the course and degree of completion of any Work, repairs or replacements and its compliance with Tenant’s Plan and the terms and conditions of this Lease. Tenant shall pay to Owner, upon presentation of invoices therefor, Owner’s reasonable architectural and engineering costs and expenses in connection with the inspection of the Work.

d.     After completion of any Work, Tenant shall assign to Owner all warranties that Tenant receives or has the benefit of with respect thereto, if any.

e.     Tenant shall deliver to Owner, within 30 days after any Work, “as-built” drawings thereof and final lien waivers in form satisfactory to Owner from each contractor, subcontractor of every tier, materialman, and/or laborer.

55.	Additional Responsibilities of Tenant.

a.     Tenant shall maintain all portions of the demised premises and the fixtures and appurtenances therein and sidewalks, loading docks and parking areas about the demised premises, in a clean, neat and orderly condition, free of vermin, dirt, rubbish, and unlawful obstructions, and shall remove snow and ice from the parking and loading areas and the sidewalks about the demised premises.

b.     Tenant shall obtain garbage bin receptacles, be responsible for its garbage removal, and shall obtain a contract with a garbage and refuse company as shall be acceptable to Owner. Tenant represents that it will not allow garbage or refuse to accumulate outside or inside the building on the demised premises.

c.     Tenant shall not (1) install, operate or maintain in the demised premises any electrical equipment which will overload the electrical system therein, or any part thereof, beyond its reasonable capacity for proper and safe operation, or which does not bear underwriters’ approval; (2) suffer, allow or permit any offensive or obnoxious vibration, noise, odor or other undesirable effect to emanate from the demised premises; (3) store materials, supplies, equipment, merchandise, boxes, receptacles, displays or articles of any kind, nature or description outside of the demised premises, it being agreed that Tenant will conduct its business solely within the demises premises; and (4) store disabled or unlicensed vehicles, trailers or the like in or about the demised premises.

d.     Tenant covenants not to use, store, generate, dispose of or discharge, or suffer the use, storage, generation, disposal of or discharge of, any contaminated or hazardous materials or any other material prohibited or regulated by any governmental or quasi-governmental authority having jurisdiction thereof in amounts in excess of those permitted or recommended by such governmental or quasi-governmental authorities, or any material determined by Owner, in its sole discretion, to be detrimental to the demised premises, including the land on which the demised premises is located and the sewage disposal system and drainage systems servicing same; in addition to and not in limitation of the foregoing, Tenant covenants that (1) the demised premises (including its surroundings) shall be kept free of hazardous materials hereafter placed, stored, used, generated or disposed of in, on, under, within, or about the demised premises, in excess of amounts permitted or recommended, and (2) all hazardous materials shall be handled in the manner required or recommended by all governmental or quasi-governmental authority; the demised premises shall not be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process, or in any manner to deal with, hazardous materials in excess of amounts permitted or recommended, or in a manner other than required or recommended, by all governmental or quasi-governmental authority; Tenant shall not cause or permit the installation of hazardous materials onto or below the demised premises or onto or below any other property, or suffer the presence of hazardous materials onto or below the demised premises (including its surroundings). Tenant shall comply with, and ensure compliance by all Tenant’s agents, servants, employees and invitees with, all applicable federal, state and local laws, ordinances, rules and regulations with respect to health, safety, environment, and hazardous materials, and shall keep the demised premises free and clear of any violations and liens imposed pursuant to such laws, ordinances, rules and regulations. In the event Tenant receives any notice or advice from any governmental or quasi-governmental agency, or from any other person or entity with regard to health, safety, environment or hazardous materials on, under, from or affecting the demised premises, then Tenant shall immediately notify the Owner. Tenant shall conduct and complete all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to clean and remove all hazardous materials (for which Tenant is responsible hereunder) on, under, from or affecting the demised premises, in accordance with all applicable federal, state, and local laws, ordinances, rules, regulations, and policies, and to the satisfaction of the Owner. Tenant shall immediately, upon request, provide unhampered access to all portions of the demised premises to Owner and to all governmental and quasi-governmental authorities charged with inspecting the demised premises or charged with enforcing or concerned with environmental, health or safety laws, ordinances, rules or regulations, and shall provide a detailed list of all substances stored or used in or about the demised premises together with a description of the amounts, frequency and manner of use thereof. To the fullest extent permitted by law, Tenant shall defend, indemnify and hold harmless the Owner from and against all liabilities, obligations, claims, damages, penalties, fines, causes of action, costs, and expenses (including reasonable attorney’s fees and expenses) imposed upon or incurred by or asserted against the Owner by reason of (1) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any hazardous material on, under, from or affecting the demised premises or any other property (for which Tenant is responsible hereunder); (2) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such hazardous materials; (3) any lawsuit brought or threatened or settlement reached, provided, however, that Tenant will be given the opportunity, if available with no adverse effect to Owner, to contest any such settlement on the grounds therefor with the opposing person or entity, after paying same, or governmental order relating to such hazardous materials; or (4) any violation of laws, ordinances, rules, orders, or regulations which are based upon or in any way are related to such hazardous materials, health, safety or environment including attorney or consultant fees, investigation and laboratory fees, court costs, and litigation expenses; this provision shall survive the termination or expiration of this Lease. The indemnification obligation of Tenant as set forth above shall not be limited in any way by any limitation on amount or type of damages, compensation, or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, or other employee benefit acts. As used herein, “hazardous materials” shall include, but is not limited to, any flammable explosives, gasoline, petroleum products, polychlorinated biphenyl, radioactive materials, hazardous wastes, hazardous or toxic substances, or related or similar materials, asbestos or any material containing asbestos, or any other substance or material as defined by any federal, state or local environmental law, ordinance, rule, or regulation including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et. seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et. seq.), and the regulations adopted and publications promulgated pursuant thereto.

e.     In the event the demised premises become infested with vermin, rodents, mice, ants, silverfish, roaches, waterbugs, pill bugs, termites, beetles, birds, squirrels, earwigs, clover mites, bees, wasps, or other bug or animal, Tenant agrees to hire, at its own cost and expense, an exterminating service to remedy the situation. Upon the failure or omission of Tenant to remedy the condition as aforesaid within five (5) days after notice of such condition given by Owner to Tenant or the occurrence of such a condition on two or more occasions during any twelve month period as determined by Owner in its sole and arbitrary discretion, Owner may elect to correct the situation and charge the cost thereof to Tenant.

56.	Signs.

a.     Tenant may erect and maintain, at its sole cost and expense, a sign or signs with the prior approval of Owner. In addition, Tenant shall be subject to, and shall comply with, all laws and ordinances of the governmental authorities having jurisdiction thereof and the covenants, restriction and agreements, if any, affecting the demised premises.

b.     Throughout the Term of this Lease, Tenant shall maintain such sign or signs in good repair.

c.     Upon termination of the Term of this Lease, Tenant shall, at its sole cost and expense, remove the sign or signs and repair any damage caused by erection, maintenance or removal of the sign or signs.

57.	Additional Provisions Pertaining to Defaults and Remedies.

a.     In the event of a breach or threatened breach of Tenant of any of its obligations under this Lease, Owner shall also have the right of injunction. The specified remedies to which Owner may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Owner may lawfully be entitled, and Owner may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.

b.     Tenant waives and surrenders all right and privilege that Tenant might have under or by reason of any present or future law to redeem the demised premises or to have a continuance of this Lease after Tenant is dispossessed or ejected therefrom by process of law or under the terms of this Lease or after any termination of this Lease. Tenant also waives the provisions of any law relating to notice and/or delay in levy of execution in case of any eviction or dispossession for nonpayment of rent, and the provisions of any successor or other law of like import.

c.     Notwithstanding anything to the contrary contained in this Lease, neither party shall be liable for any consequential or punitive damages arising under or relating to this Lease.

58.	Condemnation.

a.     If the whole of the demised premises shall be acquired or condemned by eminent domain, or by private sale in lieu of condemnation, for any public or quasi public use, then the Term of this Lease shall cease and terminate as of the date of title vesting in such proceeding and all rent shall be paid and apportioned to that date and Tenant shall have no claim against Owner nor against the condemning authority for the value of any unexpired Term of this Lease.

b.     If any part of the demised premises shall be acquired or condemned by eminent domain or by private sale in lieu of condemnation, then (1) if such taking does not include any material part of the building on the demised premises, then this Lease shall continue in full force and effect without any abatement in rent, or (2) if such taking does include any material part of the building on the demised premises, then the Term of this Lease shall cease and terminate as of the date of title vesting in such proceeding, and Tenant shall have no claim against Owner nor the condemning authority for the value of any unexpired Term of this Lease and all rent shall be paid and apportioned to the date of such termination.

c.     In the event of any condemnation or taking, whether whole or partial, permanent or temporary, Tenant shall not be entitled to any part of the award paid for such condemnation or taking. Tenant hereby assigns to Owner any and all right, title and interest of Tenant now or hereafter arising in or to any part of such award.

d.     Although all damages in the event of any condemnation or taking belong to Owner whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the demised premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Owner, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any cost or loss to which Tenant might be put in removing Tenant’s furniture, fixtures, leasehold improvements, and equipment provided Tenant’s claim shall not, in Owner’s sole judgment, impair or jeopardize or adversely affect Owner’s claim.

59.	Assignment and Sublet.

a.     If Tenant is a corporation, the transfer of a majority of the issued and outstanding capital stock of Tenant or the issuance of additional shares of the Tenant such that if the additional shares had first been issued to the existing shareholders of the Tenant and then transferred to the acquiring shareholders, such event would have constituted a transfer of a majority of the issued and outstanding capital stock of the Tenant within the meaning of this Section, or, if Tenant is a partnership, limited liability company or other entity, the transfer of a majority of the total interest in Tenant or the issuance of additional partnership, membership or other equity interests such that had the additional interests first been issued to the existing interest holders of interests in Tenant and then transferred to the acquiring holders, such event would have constituted a transfer of majority of the total interests of Tenant, however any of such corporate stock, partnership, membership or other interest transfers or issuances are accomplished, whether in a single transaction or in a series of related or unrelated transactions, such transactions shall be deemed an assignment of this Lease. The transfer of outstanding capital stock of Tenant, for purposes of this Section, shall not include sale of such stock by persons other than those deemed “insiders” within the meaning of the Securities Exchange Act of 1934 as amended (the “Act”), or the initial sale by Tenant of stock to persons other than those deemed “insiders” within the meaning of the act, provided in each such instance the sale is effected through the “Over the Counter Market” or through any recognized stock exchange.

b.     All of the shareholders of the Tenant and their respective percentage of issued and outstanding shares of the Tenant owned by each of them, or all of the partners or members of the Tenant and their respective percentage interests in the Tenant, are:

Shareholder/Partner/Member	Percentage

The parties agree this Section 59b is not applicable as the Tenant is a public company.

c.     Notwithstanding anything to the contrary contained herein, Owner herewith consents to assignment of this Lease or sublease of all or part of the demised premises to a wholly owned subsidiary of Tenant or to the parent of Tenant or to any corporation into or with which Tenant may be merged or consolidated or to any entity, including a partnership or limited liability company, to which substantially all of its assets may be transferred. No such assignment or subletting shall be effective unless and until, prior to the effective date of such assignment or subletting, Tenant shall deliver to Owner: (i) in the case of an assignment, a duplicate original instrument of assignment in form and substance theretofore approved by Owner, which approval shall not be unreasonably withheld or delayed, duly executed by Tenant and assignee, in which the assignee assumes the observance and performance of, and agrees to be bound by, all of the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed, and (ii) in the case of a subletting, an executed duplicate original of the sublease theretofore approved by Owner which approval shall not be unreasonably withheld or delayed.

60.	Bankruptcy.

Notwithstanding the provisions of this Lease to the contrary, in the event Tenant shall file a petition under Chapter 11 of the Bankruptcy Code, Tenant’s trustee or Tenant, as debtor-in-possession, shall, unless otherwise ordered by the Bankruptcy Court, elect to assume this Lease at or prior to the earlier of: (i) sixty (60) days after the date of filing of such petition, and (ii) confirmation of a plan under Chapter 11. In the absence of an election to assume within such time period, Tenant’s trustee or Tenant, as debtor-in-possession, shall be deemed to have rejected this Lease. In the event Tenant, Tenant’s trustee or Tenant, as debtor-in-possession, has failed to perform all of Tenant’s obligations under this Lease within the time periods (subject to the notices and grace periods provided for herein) required for such performance, no election by Tenant’s trustee or Tenant, as debtor-in-possession, to assume this Lease shall be effective unless each of the following conditions has been satisfied:

i.     Tenant’s trustee or Tenant, as debtor-in-possession, has cured all defaults under this Lease susceptible of being cured by the payment of money, or has provided Owner with Assurance (as defined below) that it will cure all defaults susceptible of being cured by the payment of money within ten (10) days from the date of such assumption and that it will, promptly after the date of such assumption, commence to cure all other defaults under this Lease which are susceptible of being cured by the performance of any act and will diligently pursue completion of such curing;

ii.     Tenant’s trustee or Tenant, as debtor-in-possession, has compensated, or has provided Owner with Assurance that within ten (20) days from the date of such assumption it will compensate, Owner for any actual pecuniary losses incurred by Owner arising from the default of Tenant, Tenant’s trustee or Tenant, as debtor-in-possession, or arising by or in connection with Tenant’s filing or having filed against Tenant a petition in bankruptcy, as indicated in any statement of actual pecuniary loss sent by Owner to Tenant’s trustee or Tenant, as debtor-in-possession, such statement, however, not to be deemed a binding and conclusive determination or computation of the amount of such loss;

iii.     Tenant’s trustee or Tenant, as debtor-in-possession, has provided Owner with Assurance of the future performance of each of the obligations under this Lease of Tenant, Tenant’s trustee or Tenant, as debtor-in-possession; and

iv.     Such assumption will not breach or cause a default under any provision of any other lease, mortgage, financing agreement or other agreement by which Owner is bound relating to the demised premises.

For purposes of this paragraph, Owner and Tenant acknowledge that “Assurance” shall mean either: (x) Tenant’s trustee or Tenant, as debtor-in-possession, has and will continue to have reasonably sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to reasonably assure Owner that sufficient funds will be available to fulfill the obligations of Tenant under this Lease; or (y) Tenant’s trustee or Tenant, as debtor-in-possession, has deposited with Owner, as security, an amount equal to two (2) installments of annual fixed rent (at the rate then payable) which shall be applied to monthly installments of the annual fixed rent in the inverse order of their maturity; or (z) the Bankruptcy Court shall have entered an order granting to Owner a valid and perfected first lien and security interest in property of Tenant, Tenant’s trustee or Tenant, as debtor-in-possession, having a liquidation value as determined by the Bankruptcy Court appraiser at least equal to two (2) monthly installments of the annual fixed rent (at the rate then payable).

b.     If Tenant’s trustee or Tenant, as debtor-in-possession, has assumed this Lease pursuant to the terms and provisions hereof for the purpose of assigning (or elects to assign) this Lease, this Lease may be so assigned only if the proposed assignee has provided adequate assurance of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant. As used herein “adequate assurance of future performance” shall mean at a minimum that each of the following conditions has been satisfied:

i.     The proposed assignee shall have paid to Owner an amount equal to six (6) monthly installments of annual fixed rent at the rate then payable;

ii.     The proposed assignee has furnished Owner with either: a current financial statement audited or reviewed by a certified public accountant indicating a net worth and working capital in amounts which Owner reasonably determines to be sufficient to assure the future performance by such assignee of Tenant’s obligations under this Lease; or a guarantee or guarantees, in form and substance reasonably satisfactory to Owner, from one or more persons with a net worth equal to or in excess of $5,000,000.00 in the aggregate;

iii.     Owner has obtained all consents or waivers from others required under any lease, mortgage, financing arrangement or other agreement by which Owner is bound to permit Owner to consent to such assignment; Owner shall use its reasonable efforts to obtain such consents or waivers, but in no event shall be obligated to incur any cost, expense or liability or consent to any adverse change to its financing arrangements; and

iv.     The proposed assignment will not release or impair any guaranty of the obligations of Tenant (including the proposed assignee) under this Lease.

c.     When, pursuant to the Bankruptcy Code, Tenant’s trustee or Tenant, as debtor-in-possession, shall be obligated to pay reasonable use and occupancy charges for the use of the demised premises (as distinguished from annual fixed rent and additional rent under this Lease while this Lease continues in force and effect), such charges shall be not less than the annual fixed rent and additional rent payable by Tenant under this Lease.

d.     Neither the whole nor any portion of Tenant’s interest in this Lease or its estate in the demised premises shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant unless Owner shall have consented to such transfer in writing. No acceptance by Owner of rent or any other payments from any such trustee, receiver, assignee, or other person or entity shall be deemed to constitute such consent by Owner nor shall it be deemed a waiver of Owner’s right to terminate this Lease and recover possession of the demised premises for any transfer of Tenant’s interest under this Lease without such consent.

61.	Tenant Certification Required By Owner or Lending Institution.

Tenant shall, at the request of Owner, or if requested by any lending institution having or placing a mortgage upon the demised premises, within ten (10) days after each such request, execute and deliver to Owner, each requesting lending institution and each other person specified by Owner, a certificate certifying (provided that the aforesaid statements are true at the time Tenant is requested to provide such certification,) that, at the time of the execution thereof, the Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and identifying the modifications); the dates to which the rent and additional rent have been paid, whether or not there exists any default by Owner under this Lease, and if, so, specifying each such default, that Tenant has accepted possession of the demised premises; the dates to which the rent and other charges have been paid; and such other and additional information as Owner or any lending institution may reasonably request.

62.	Mortgagee’s and Others’ Requirements.

a.     Tenant will promptly furnish to Owner and any holder of a mortgage on the demised premises all financial information and other information concerning Tenant, and any guarantor of Tenant’s obligations hereunder, reasonably required by Owner or Owner’s mortgagee, and Tenant, and any guarantor of Tenant’s obligations hereunder, will execute any documents, in commercially reasonable form and substance, reasonably required by Owner or the mortgagee in connection therewith.

b.     In the event of any act or omission by Owner which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right (1) until it shall have given written notice by certified or registered mail, return receipt requested, of such act or omission to any such mortgagee whose name and addresses shall have been furnished to Tenant in writing, at the last addresses so furnished and (2) until a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice not to exceed sixty (60) days, provided that following the giving of such notice, Owner or any such mortgagee, shall with reasonable diligence, have commenced and continued to remedy such act or omission or to cause the same to be remedied.

c.     In the event a Receiver in a foreclosure action or a purchaser at a sale in an action to foreclose a mortgage to which this Lease is subordinate, or their successors or assigns, shall become Owner of the demised premises, then such Owner shall not be obligated to repair, rebuild or restore the demised premises after fire or other casualty, or after a partial “taking”, anything to the contrary contained in this Lease notwithstanding, provided that such Owner gives notice to Tenant within forty-five (45) days after such action.

63.	Mortgage of Fee and Subordination of Lease.

a.     This Lease is made with the understanding that Owner has and hereafter may from time to time desire to encumber Owner’s interest in the demised premises with a permanent mortgage or mortgages or security interest or security interests granted to a mortgagee (including without limitation, individuals, partnerships, banks, trust companies, insurance companies, pension trusts, etc.) and may desire, in connection with the creation of such mortgage or mortgages or security interest or security interests, to cause the within Lease to be made subordinate to such mortgage or mortgages or security interest or security interests.

b.     Tenant covenants and agrees with Owner that Tenant will, from time to time, at the request of Owner and at no charge to Owner, promptly execute, acknowledge and deliver within ten (10) days after request an instrument or instruments in such commercially reasonable form as may be required by Owner or by any mortgagee or any other person holding an interest in the demised premises, so as to entitle it to record the subordination of the within Lease, and the rights of Tenant thereunder to said Lease and to the lien of such mortgage or mortgages or security interest or security interests. The form of such subordination shall be deemed commercially reasonable if regularly utilized by a current or prospective mortgagee which is a commercial or savings bank, savings and loan association, national bank or federally chartered or federally regulated savings and loan association, or insurance company authorized to do business in the State of New York or in the United States, or the State of New York or any agency or political subdivision thereof. In the event of a foreclosure of such mortgage or security interest, Tenant shall attorn to the mortgagee or its assigns and shall execute such instruments evidencing such attornment as requested by such mortgagee. The respective parties acknowledge and agree that Tenant’s refusal to execute any and all such instruments as hereinabove provided shall be a material breach of this Lease. In addition to any other remedies Owner may have, in the event Tenant shall fail or neglect to execute, acknowledge and deliver any such instrument or certificate to Owner within twenty (20) days following Tenant’s receipt of Owner’s request therefor, Owner may, as agent and attorney-in-fact of Tenant, execute, acknowledge and deliver the same and Tenant hereby irrevocably appoints Owner as Tenant’s agent and attorney-in-fact for such purpose.

c.     Notwithstanding reference being made herein to the fact that, under the circumstances herein set forth, Owner may require Tenant to execute an instrument which will subordinate the Lease to any and all such mortgages or security interests, nevertheless, the parties understand and agree that this paragraph constitutes, under the circumstances referred to herein, the subordination by Tenant of the Lease to any and all of such mortgages or security interests; the parties hereto intend that the provisions of this paragraph shall be self-executing and that any mortgagee may rely upon this paragraph constituting the within Lease subordinate and inferior to such mortgages or security interests.

64.	Removal and Restoration by Tenant; Surrender.

Prior to the expiration or termination of this Lease, Tenant shall surrender the demised premises broom clean, in good order and condition, all keys for the demised premises to Owner at the place then fixed for the payment of rent and inform Owner of all combinations on locks, safes and vaults, if any, in the demised premises, shall remove all of its property, and all installations, alterations, decorations, additions, and improvements made by or on behalf of Tenant or such portions thereof as may be designated by Owner, unless and to the extent Owner shall notify Tenant to leave and surrender to Owner at the expiration or termination of this Lease such installations, alterations, decorations, additions and improvements, and restore the demised premises, provided, however, Tenant shall have the right to remove prior to the expiration of the Term of this Lease all moveable furniture and trade fixtures installed by Tenant provided Tenant shall repair any damage caused thereby to the satisfaction of Owner. If Tenant fails to remove such installations, alterations, decorations, additions, and improvements after request by Owner, or such trade fixtures or other property at the demised premises, Owner may remove same, at Tenant’s sole cost and expense, or, at Owner’s option, treat any such installations, alterations, decorations, additions and improvements, and equipment, machines, furniture or other personal property, or trade fixtures, remaining at the demised premises at the expiration of this Lease as abandoned and dispose of or use same as Owner deems fit without any liability therefor, or place same in storage, at the expense of Tenant. If the demised premises is not surrendered as and when aforesaid, to the fullest extent permitted by law, Tenant shall defend, indemnify and hold harmless Owner against loss, damage or liability resulting from the delay, including without limitation, any claims, penalties or fines made by any succeeding or proposed occupant or tenant. The indemnification obligation of Tenant as set forth above shall not be limited in any way by any limitation on amount or type of damages, compensation, or benefits payable by or for Tenant under workers’ compensation acts, disability benefit acts, or other employee benefit acts.

Upon the expiration of the Term, provided that no event has occurred or is continuing which either immediately or with the lapse of time, or with notice, or both constitutes a default under this Lease, certain software more specifically set forth on Schedule C attached hereto and made a part hereof (the “Software”) shall become the property of Tenant, without any consideration payable by Tenant therefor, and shall be removed by Tenant as Tenant’s property prior to the end of the term of this Lease.

65.	Failure To Perform.

If Tenant fails to perform any of its obligations under this Lease, Owner or any mortgagee (each, a “Curing Party”) may perform the same at the expense of Tenant (a) immediately and without notice in the case of emergency or in case such failure interferes with the use of space by any other tenant in the building or with the efficient operation of the building or may result in a violation of any law or in a cancellation of any insurance policy maintained by Owner and (b) in any other case if such failure continues beyond any applicable grace period. Tenant shall pay to the Curing Party the costs incurred by such party for performing Tenant’s obligations under this Lease, together with interest at the Interest Rate from the date incurred by the Curing Party until paid by Tenant, within ten (10) days after receipt by Tenant of a statement as to the amounts of such costs. If the Curing Party effects such cure by bonding any lien which Tenant is required to bond or otherwise discharge, Tenant shall obtain and substitute a bond for the Curing Party’s bond and shall reimburse the Curing party for the cost of the Curing Party’s bond. “Interest Rate” means the lesser of (i) the base rate from time to time announced by Citibank, N.A. (or, if Citibank, N.A. shall not exist or shall cease to announce such rate, such other bank in New York, New York, as shall be designated by Owner in a notice to Tenant) to be in effect at its principal office in New York, New York plus 4% and (ii) the maximum rate permitted by law.

Owner shall in no event be charged with default in the performance of its obligations hereunder unless and until Owner shall have failed to perform any obligations within a reasonable time after written notice by Tenant to Owner properly specifying wherein Owner has failed to perform any such obligations, or, in the case of a default which cannot with due diligence be cured within a reasonable period of time, if Owner immediately upon receipt of such notice, promptly institutes and thereafter diligently prosecutes to completion all steps necessary to cure the same. Notwithstanding anything in the Lease herein to the contrary, Owner shall in no event be charged with or liable for any direct or consequential damages suffered by Tenant as a result of Owner’s failure to perform any of its obligations under this Lease, unless such failure shall be willful.

66.	Independent Provisions.

If any term or provision of this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and the balance of the terms and provisions of this Lease shall be valid and enforceable to the fullest extent either hereunder or as permitted by law.

67.	New York Law and Non-recording of Lease.

This Lease shall be construed and enforced in accordance with the laws of the State of New York, and any action or proceeding hereunder shall be brought and maintained only within the County of Suffolk, State of New York. Tenant expressly warrants and represents that it will not record this Lease.

68.	Restriction on Rent.

If the fixed rent or any additional rent shall be or become uncollectible, reduced or required to be refunded by virtue of any law, governmental order or regulation, or direction of any public officer of any governmental body pursuant to law (of the nature of a rent freeze or rent restriction), then Tenant shall enter into such agreement(s) and take such other action (without additional expense to Owner) as Owner may reasonably request, and as may be legally permissible, to permit Owner to collect the maximum fixed rent and additional rent which may, from time to time during the continuance of such legal rent restriction, be legally permissible, but not in excess of the amounts of fixed rent or additional rent payable under this Lease. Upon the termination of such rent restriction prior to the expiration date, (a) the fixed rent and additional rent shall become and thereafter be payable under this Lease in the amount of the fixed rent and additional rent set forth in this Lease for the period following such termination, and (b) Tenant shall pay to Owner, to the maximum extent legally permissible, an amount equal to (1) the fixed rent and additional rent which would have been payable pursuant to this Lease, but for such legal rent restriction, less (2) the fixed rent and additional rent paid by Tenant during the period that such legal rent restriction was in effect.

69.	Broker.

Tenant represents that this Lease was not brought about by any broker. Tenant agrees that if any claim is made for commissions by any broker, by, through or on account of any acts of Tenant, Tenant will hold Owner free and harmless from any and all liabilities and expenses in connection therewith, including Owner’s reasonable attorney’s fees.

70.	Entire Agreement.

This Lease constitutes the entire agreement between the parties and contains all the agreements, conditions, representations, or warranties made between the parties hereto. No representations other than those herein expressly contained have been made by either party to the other. This Lease may not be modified, altered, amended, changed or added to except in writing and signed by both parties.

71.	Captions.

The paragraph captions contained in the within Lease are inserted only as a matter of convenience and reference, and in no way define, limit or describe the scope of this Lease, nor the intent of any provision thereof.

72.	Non-Liability of Owner.

a.     Owner and its respective agents shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow or leaks from any part of the demised premises, or from the pipes, appliances or plumbing works or from the roof, street or sub-surface, or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Tenant shall give immediate notice to Owner in the event of any fire or accident at the demised premises.

b.     Neither Owner, nor any partner, member, manager or shareholder of Owner, nor a successor in interest to any of the foregoing, shall be under any personal liability with respect to any of the provisions of this Lease or any matter arising out of or in connection with this Lease or the Tenant’s occupancy or use of the demised premises, and in the event of any breach or default with respect to Owner’s obligations under this Lease or any claim arising out of or in connection with this Lease or the Tenant’s occupancy or use of the demised premises, Tenant shall look solely to the equity of such person or entity in the demised premises for the satisfaction of Tenant’s remedies and in no event shall Tenant attempt to secure any personal judgment against Owner, or any partner member, manager or shareholder of Owner, or successors thereto, or any partner, employee or agent of any of them by reason thereof.

c.     Except as expressly provided in this Lease to the contrary, with respect to any provision of this Lease which provides, in effect, that Owner shall not unreasonably withhold or unreasonably delay any consent or any approval, Tenant shall in no event be entitled to make, nor shall Tenant make, any claim for, and Tenant hereby waives any claim for, money damages; nor shall Tenant claim any money damages by way of set-off, counterclaim or defense based upon any claim or assertion by Tenant that Owner has unreasonably withheld or unreasonably delayed any consent or approval; Tenant’s sole remedy, except as otherwise expressly provided in this Lease, shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment. If any such action or proceeding shall be commenced, then the prevailing party shall be entitled to recover its reasonable attorney’s fees, costs and expenses incurred in such action or proceeding, and any appeal thereof (whether or not such costs are otherwise taxable or recoverable).

d.     The approval, consent, determination, opinion or judgment of Owner or any agent or employee of Owner shall not be construed as such person’s endorsement, warranty or guarantee of the matter at issue or the manner or means of accomplishing same or the benefit thereof; in no event shall actions of such party replace, or act as or on behalf of, the requesting parties, its agents, servants or employees.

73.	Holdover.

a.     In the event Tenant shall holdover for any period after the expiration of the Term hereof or any renewal term, in addition to any other rights and remedies of Owner, Tenant shall pay to Owner for use and occupancy, in advance on a monthly basis, (a) (x) 150% of the Minimum Base Rent for the first month of such holdover and (y) 200% of the Minimum Base Rent thereafter, plus (b) all additional rents, as specified herein (pro-rated on a monthly basis), and such use and occupancy shall otherwise be on the terms and conditions herein specified, so far as same are applicable. Notwithstanding the foregoing, and in addition thereto, Owner’s acceptance of the payments hereunder shall not limit Owner’s right to evict Tenant from the demised premises as a holdover.

b.     No receipt of moneys by Owner from Tenant after termination of this Lease shall reinstate, continue or extend the Term of this Lease or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Owner to enforce the payment of rent payable by Tenant hereunder or thereafter falling due, or operate as a waiver of the right of Owner to recover possession of the demised premises by proper remedy; it being agreed that after final order or judgment for the possession of the demised premises, Owner may demand, receive and collect any moneys due or thereafter falling due without in any manner affecting such notice, proceeding, order, suit or judgment, all such moneys collected being deemed payments on account of the use and occupation of the demised premises or, at the election of Owner, on account of Tenant’s liability hereunder.

74.	Miscellaneous.

a.     Upon the commencement of, and at all times during, the Term of this Lease, Tenant shall leave in possession of Owner (or its agents) all keys necessary to obtain entry to the demised premises and portions thereof.

b.     In the event of strikes, lockouts, fire and other unavoidable and unusual shortages or delays in transportation of materials, Acts of God, National Emergency, war or delays occasioned by other similar causes beyond the control of Owner, the time by Owner for performance shall be extended for a period equal to the period of such delay.

c.     All obligations of Owner and Tenant under this Lease, including without limitation, Owner’s and Tenant’s indemnification obligations, shall survive termination of this Lease.

d.     Submission of this document for examination or signature by Tenant does not constitute an offer for a lease, and it is not to be effective as a lease or otherwise until execution and delivery by both Owner and Tenant.

e.     Whenever Tenant’s obligations under this Lease are subject to a condition, Owner shall have no implied obligation to enable such condition to be satisfied, including incurring any expense or liability, actual, contingent or possible, or any act or omission.

f.     Each of the individuals executing this Lease on behalf of the Owner and the Tenant represents that he has the power to do so and that his signature binds the party on whose behalf he has executed this Lease.

g.     This Lease may be executed in multiple counterparts (including facsimile counterparts or as a pdf or similar attachment to an email), each of which constitutes an original and all of which, taken together, constitute one and the same instrument.

75.	Owner Representation and Warranty.

Owner represents and warrants to Tenant that: (i) Owner has full power and authority to execute and deliver the Lease and perform its obligations thereunder and any action of Owner necessary to authorize the Lease has been duly taken and the person or persons executing the Lease on behalf of Owner have been duly authorized to do so; (ii) Owner is duly organized, validly existing and in good standing under the laws of the State of New York; and (iii) Owner has not received any written notices of any violations of law in the demised premises.

76.	Capital Improvements and Repairs.

Tenant acknowledges and agrees that Tenant is responsible for all customary maintenance and repairs of the demised premises as set forth herein. However, notwithstanding anything herein to the contrary, to the extent the demised premises require any capital replacements or replacements solely due to natural deterioration (which shall include without limitation any new roof, new HVAC, or any other major repairs costing over $20,000.00), the Owner shall be responsible for those repairs and the Tenant shall only be responsible to pay for Operating Expenses based on the amortized cost over their useful life, unless such replacements are due to the negligence of Tenant, its agents, servants or employees. For example, if the demised premises requires a new roof costing $500,000 with a ten (10) year useful life, then upon completion Tenant shall pay $4,166.67 each month towards the cost of such roof for the remaining Lease Term.

77.	Renewal Option.

Owner hereby grants to Tenant, so long as Tenant shall not be in default under the Lease (beyond applicable notice and cure period, if any), the right and option to renew the term of this Lease (“Renewal Option”) for one (1) additional consecutive period of two (2) years (the “Renewal Term”), commencing upon the expiration of the initial Term of this Lease. The Renewal Term shall be upon the same terms and conditions as during the initial Term hereof except that the Minimum Base Rent payable for the Renewal Term shall increase by (x) three percent (3%) on the first day of the Renewal Term and (y) three percent (3%) on the first anniversary of the Renewal Term. Tenant shall exercise its option to extend this Lease for the Renewal Term, if at all, by written notice (“Renewal Notice”) given to Owner on or before ninety (90) days prior to the expiration of the Term.

IN WITNESS WHEREOF, the parties have executed this Lease as of the 2nd day of June, 2017.

OWNER:

CAROLYN HOLDINGS LLC

By:	/s/ Jonathan Greenhut
Jonathan Greenhut, Member

TENANT:

TWINLAB CONSOLIDATED HOLDINGS, INC.

By:	/s/ Alan S. Gever
Alan S. Gever
CFO / COO

SCHEDULE A

ALL that certain plot, piece or parcel of land, situate, lying and being at Farmingdale, in the Town of Babylon, County of Suffolk and State of New York, known and designated as Lot 20 on a certain map entitled, “Corrected Map of Broadhollow Industrial Plaza”, and filed in the Office of the Clerk of Suffolk County on December 20, 1982, by Map No. 7124A, bounded and described as follows:

BEGINNING at a point set in the Northerly side of Carolyn Boulevard distant 212.12 feet Westerly from the most Westerly end of the arc of a curve connecting the Westerly side of Boening Plaza with the Northerly side of Carolyn Boulevard and from said point or place of beginning;

RUNNING THENCE along the Northerly side of Carolyn Boulevard, South 84 degrees 37 minutes 53 seconds West, 207.39 feet;

THENCE North 3 degrees 11 minutes 53 seconds East, 226.24 feet;

THENCE South 87 degrees 48 minutes 51 seconds East, 205.11 feet;

THENCE South 3 degrees 1 I minutes 53 seconds West, 198.98 feet to the Northerly side of Carolyn Boulevard at the point or place of BEGINNING.

SCHEDULE B

FF&E

Item	Embedded in Building
Phone System	No
Physical Access Control	Yes
Building Alarm	Yes
Fire Alarm	Yes
Camera System	Yes
GMP Certification	Yes/No
Fulfillment Software	Yes/No
Desks	No
Chairs	No
Desktops (~25) $749	No
Mac's (1) $500-$3,000	No
Keyboard	No
Mouse	No
Monitors (~50) and stands	No
Speakers	No
Projector	No
Servers	No
PC Battery Backups	No
Server Battery Backups	No
Servers PDU's	No
No

Building (Rent)	Yes
Old Phone Number	No
Printers (12)	No
Décor	No
Server Racks	Yes
Brother Label Printers	No
Zebra Label Printers	No
UPS Worldship	No
Warehouse Racking / Cage	Yes
Wifi Routers	No
Network Switches	No
Laptops	No
Filing cabinets	No
Forklifts and chargers	No
Warehouse equiptment	No
Pallet jacks	No
USPS Meter	No
Pallet scales	No
Tradeshow Booth?	No
Warehouse Tools	No
IT Tools	No
IT Spare Parts	No
TV - Conf Room	No
Graphic Equiptment	No
Bottle Labeling Machine	No
Kitchen Appliances	No
QC Shelving	Yes
Label Shelving	Yes
Service Vendors	No
Network Wiring	Yes

SCHEDULE C

Software

Software	SCHEDULE C
ALL RESIDENT SOFTWARE
A brief list of what that would include (but not necessarily limited to) is:
● Acumatica Base License
● Fulfillment Software
● Firewall Licenses
● Windows Server licenses
● Windows desktop licenses
● VMware licenses
● Shoretel (phone) licenses
● Sysax FTP license
● Data protection manager licenses
● Call Copy (Call Recording) Licenses
● SQL Server License
● Network Password Manager Licenses
● Overseer (Uptime monitoring) Licenses
● Axosoft License
● Visual Studio License
● Exchange Licenses
● MS Office Licenses
● DoorsNxT License
Adobe CS Licences
IT Ticketing
Call Copy Software
Call Copy Server
NPM License
Old CRM
Overseer
FTP Server Software
Server KVM
Domain - nutricaplabs.com